UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    May 9, 2019

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 9, 2019, Pinnacle West Capital Corporation (“Pinnacle West”) entered into and borrowed $49 million under a $50 million unsecured term loan facility with PNC Bank, National Association, as Agent and Citibank, as Syndication Agent (the “Term Loan Facility”).  Any remaining obligations under the Term Loan Facility will mature and become due and payable on May 7, 2020.  Pinnacle West used the proceeds from the initial borrowing under the Term Loan Facility to refinance indebtedness under and terminate a prior $150 million unsecured revolving credit facility, dated June 28, 2018, with MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Agent and Issuing Bank, and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Co-Syndication Agents. The prior credit facility would have expired on June 27, 2019. Borrowings under the Term Loan Facility will bear interest at 55 basis points above the London interbank offered rate.

The Term Loan Facility includes customary covenants, including requirements that Pinnacle West maintain ownership of a specified percentage of the outstanding capital stock of Arizona Public Service Company, maintain a consolidated debt-to-capitalization ratio not to exceed a prescribed maximum level and comply with certain lien restrictions.  The Term Loan Facility also includes customary events of default, including a cross default provision and a change of control provision.  If an event of default occurs, lenders holding a specified percentage of the outstanding loans, or the Agent with such lenders’ consent, may declare the obligations outstanding under the Term Loan Facility to be due and payable. Pinnacle West and its affiliates maintain normal banking and other relationships with the Agent/lenders in the Term Loan Facility and in the prior $150 million credit facility that has been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: May 9, 2019	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer